Exhibit 3.20

AMENDED AND RESTATED BYLAWS

OF

ORANGESODA, INC.

(a Nevada corporation)

November 4, 2009

ARTICLE 1
OFFICES

Section 1.1           Business Offices.  The principal office of the Corporation shall be located at any place either within or outside the State of Nevada, as determined by the Board of Directors.  The Corporation may have such other offices, either within or outside the State of Nevada as the Board of Directors may designate or as the business of the Corporation may require from time to time.

Section 1.2           Registered Office.  The registered office of the Corporation required by the Nevada Revised Statutes Chapter 78 (the “Act”) shall be located within the State of Nevada.  The address of the registered office may be changed from time to time.

ARTICLE 2
STOCKHOLDERS

Section 2.1           Annual Stockholder Meeting.  The annual meeting of the stockholders shall be held on such day and at such time as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 2.2           Special Stockholder Meetings.  Special meetings of the stockholders may be called, for any purposes described in the notice of the meeting, by the president, by the Board of Directors or by any two directors, and shall be called by the president at the request of the holders of not less than one-tenth of all outstanding votes of the Corporation entitled to be cast on any issue at the meeting.

Section 2.3           Place of Stockholder Meeting.  The Board of Directors or the President may designate any place, either within or outside the State of Nevada, as the place for any annual meeting of the stockholders and for any special meeting of the stockholders.  If no designation is made, the place of the meeting shall be the principal office of the Corporation.

Section 2.4           Notice of Stockholder Meeting.

(a)                                 Required Notice.  Written notice stating the purpose, place, day, and hour of any annual or special stockholder meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, by or at the direction of the Board of

Directors, the president, or other persons calling the meeting, to each stockholder of record entitled to vote at such meeting, and to any other stockholder entitled by the Act or the Corporation’s Articles of incorporation or Stockholders’ Agreement (collectively, the “Organizational Documents”) to receive notice of the meeting.  Notice may be given in any manner allowed under the Act.  If mailed, notice shall be deemed delivered when deposited in the United States mail addressed to the registered holder at the address as it appears on the books of the Corporation.

(b)                                 Adjourned meeting.  If any stockholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place, if the new date, time, or place is announced at the meeting before adjournment unless a new record date for the adjourned meeting is or must be fixed pursuant to the Act.

(c)                                  Waiver of Notice.  Any stockholder may waive notice of a meeting (or any notice required by the Act, any Organizational Document, or these Amended and Restated Bylaws (these “Bylaws”), by (i) a writing signed by the stockholder, which is delivered to the Corporation (either before or after the date and time stated in the notice as the date or time when any action will occur or has occurred), or (ii) in any other manner allowed under the Act.

Section 2.5           Stockholder Quorum and Voting Requirements.  Unless the Organizational Documents or the Act require otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.  Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.  If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Act or the Organizational Documents require a greater number of affirmative votes.

Section 2.6           Proxies.  At all meetings of stockholders, a stockholder may vote in person or by a proxy executed in any lawful manner.  Such proxy shall be filed with the Corporation before or at the time of the meeting.

Section 2.7           Voting of Shares.  Unless otherwise provided in the Organizational Documents, each outstanding share entitled to vote shall be entitled to one vote.

Section 2.8           Informal Action by Stockholders.

(a)                                 Except for the election of directors, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

(b)                                 Unless written consents of all stockholders entitled to vote have been obtained, the Corporation shall give prompt notice of any stockholder approval without a meeting to:

(1)                                 Those stockholders entitled to vote who have not consented in writing; and

(2)                                 those stockholders not entitled to vote and to whom the Act requires notice of stockholder meetings to be given.

(c)                                  Action thus taken is effective as of the date the last written consent necessary to effect the action is received by the Corporation, unless all the written consents necessary to effect the action specify a later date as the effective date of action.  If the Corporation has received written consents signed by all stockholders entitled to vote with respect to the action, the effective date of the action may be any date that is specified in all the written consents as the effective date of the action.  The Corporation may receive the writing by electronically transmitted facsimile or other form of communication providing the Corporation with a complete copy thereof, including a copy of the signature.

Section 2.9           Voting for Directors.  Unless otherwise provided in the Organizational Documents, directors are elected either (a) by a plurality of the votes cast by the shares entitled to be voted in the election, at a meeting at which a quorum is present, or (b) by the unanimous written consent of the stockholders.

ARTICLE 3
BOARD OF DIRECTORS

Section 3.1           General Powers.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under, the direction of the Board of Directors.

Section 3.2           Number, Tenure, and Qualifications of Directors.  The number of directors of the Corporation shall be not less than three (3) nor more than twelve (12).  The Board of Directors may fix the number of directors within the foregoing minimum and maximum by resolution.  Subject to the Organizational Documents, the number of directors may be increased or decreased by a resolution of the stockholders or the Board of Directors, but no decrease may shorten the term of any incumbent director.  Unless otherwise provided in the Organizational Documents, each director shall hold office for a period of twelve (12) months or until his or her earlier removal or resignation.  However, if a director’s term expires, the director shall continue to serve until the director’s successor shall have been elected and qualified or the director’s removal or resignation.

Section 3.3           Regular Meetings of the Board of Directors.  A regular meeting of the Board of Directors shall be held without other notice than provided by this Section 3.3 immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 3.4           Special Meetings of the Board of Directors.  Special meetings of the Board of Directors may be called by or at the request of the president or any one director, who may fix any place for holding the meeting.

Section 3.5           Notice and Waiver of Notice of Special Director Meetings.  Special meetings of the Board of Directors must be preceded by at least two days’ notice, either orally or in writing, of the date, time, and place of the meeting given in any manner allowed under the Act.  A director may waive notice of any meeting in any manner allowed under the Act.  Notice does not need to describe the purpose of the meeting.

Section 3.6           Director Quorum.  A majority of the number of directors specified then in office, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Organizational Documents require a greater number.

Section 3.7           Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors, unless the Organizational Documents require a greater percentage.

Section 3.8           Director Action Without a Meeting.  Unless the Organizational Documents or the Act provided otherwise, any action required or permitted to be taken by the Board of Directors (or committee of directors) at a meeting may be taken without a meeting if all the directors (or committee members) consent to the action in writing.  Action is taken by consents at the time the last director signs a writing describing the action taken, unless the consent specifies a different effective date.  Action taken by consents has the same effect as action taken at a meeting of directors and may be described as such m any document.

Section 3.9           Removal of Directors.  Unless a greater proportion is required by the Organizational Documents, any director may be removed from office at any time by the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding stock entitled to vote.

Section 3.10    Board of Director Vacancies.

(a)                                 Unless the Organizational Documents provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors:

(1)                                 The stockholders may fill the vacancy;

(2)                                 the Board of Directors may fill the vacancy; or

(3)                                 if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

Section 3.11    Director Compensation.  Unless otherwise provided in the Organizational Documents, by resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors or both.  No such payment shall preclude any director from serving the Corporation in any capacity and receiving compensation therefor.

ARTICLE 4
OFFICERS

Section 4.1           Number of Officers.  The officers of the Corporation shall be a president, treasurer and a secretary, each of whom shall be appointed by the Board of Directors.  The Board of Directors may also appoint one or more vice presidents.  Such other officers and assistant officers as may be deemed necessary may be appointed by the Board of Directors. If specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers.  The same individual may simultaneously hold more than one office in the Corporation.

Section 4.2           Appointment and Term of Office.  The Board of Directors shall appoint the officers of the Corporation for such term as is determined by the Board of Directors.  The designation of a specified term does not grant to the officer any contract rights, and the Board of Directors can remove the officer at any time prior to the end of such term.  If no term is specified, each officer shall hold office until the officer resigns, dies, or until removed in the manner provided in Section 4.3 of these Bylaws.

Section 4.3           Removal of Officers.  The Board of Directors may remove any officer or agent at any time, with or without cause.  Such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Appointment of an officer or agent shall not of itself create contract rights.

Section 4.4           President.  The president shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the Corporation.  The president shall, when present, preside at all meetings of the stockholders.  The president may sign, with the secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors, and may sign deeds, mortgages, bonds, contracts, or other instruments for and on behalf of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.5           Vice Presidents. If appointed, in the absence of the president or in the event of his death, inability, or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  If there is no vice president, then the treasurer shall perform the duties of the president.  Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the Corporation the issuance of which have been authorized by resolution of the Board of Directors; and shall perform such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.

Section 4.6           Secretary.  The secretary shall.

(a)                                 Keep the minutes of the proceedings of the stockholders and of the Board of Directors and the other records and information of the Corporation required to be kept, in one or more books provided for that purpose;

(b)                                 see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law.

(c)                                  be custodian of the corporate records and of any seal of the Corporation;

(d)                                 when requested or required, authenticate any records of the Corporation;

(e)                                  keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder;

(f)                                   sign with the president, or a vice-president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

(g)                                 have general charge of the stock transfer books of the Corporation; and

(h)                                 in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.

If there is no secretary then the duties of the secretary shall be performed by the President and/or another officer of the Corporation as the Board of Directors shall determine.

Section 4.7           Treasurer.  The treasurer shall:

(a)                                 Have charge and custody of and be responsible for all funds and securities of the Corporation;

(b)                                 receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected by the Board of Directors; and

(c)                                  in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.

If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 4.8           Assistant Secretaries and Assistant Treasurers.  The assistant secretaries, when authorized by the Board of Directors, may sign, with the president or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors.  The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

Section 4.9           Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors.

ARTICLE 5
INDEMNIFICATION OF DIRECTORS, OFFICERS AND FIDUCIARIES

Section 5.1           Indemnity for Claims Not in Name of Corporation.

(a)                                 Subject to compliance with Section 78.7502 and 78.751 of the Act, the Corporation shall indemnify, to the maximum extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if (i) he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful or (ii) he is not liable pursuant to Section 78.138 of the Act.

(b)                                 The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person is liable pursuant to Section 78.138 of the Act or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 5.2           Indemnity for Claims in Name of Corporation.

(a)                                 Subject to compliance with Section 78.7502 and 78.751 of the Act and Section 5.2(b) below, the Corporation shall indemnify, to the maximum extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if (i) he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or (ii) he is not liable pursuant to Section 78.138 of the Act.

(b)                                 Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entit1ed to indemnity for such expenses as the court deems proper.

Section 5.3           Success on Merits.  To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 5.1 and 5.2, or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in accordance therewith.

Section 5.4           Expenses.  Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation as authorized in this Article.

Section 5.5           Other Sources of Indemnity.  The indemnification provided by this Article:

(a)                                 does not exclude any other rights to which a person seeking indemnification may be entitled under any article of incorporation or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding such office; and

(b)                                 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.6           Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and expenses incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the authority to indemnify him against such liability and expenses under the provisions of this Article or otherwise.

ARTICLE 6
CORPORATE SEAL

Section 6.1           Corporate Seal.  The Board of Directors may provide a corporate seal, which may be circular in form and have inscribed thereon any designation including the name of the Corporation, Nevada as the state of incorporation and the words “Corporate Seal.”

ARTICLE 7
FISCAL YEAR

Section 7.1           Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE 8
AMENDMENTS

Section 8.1           Amendments.  The Corporation’s Board of Directors may amend these Bylaws, except to the extent that the Organizational Documents or the Act reserve this power exclusively to the stockholders in whole or in part, or if in accordance with Section 78.120(2) of the Act the Corporation’s stockholders have adopted a bylaw that prohibits the directors from adopting, amending or repealing any bylaw.

The Corporation’s stockholders may amend or repeal the Corporation’s Bylaws even though the Bylaws may also be amended or repealed by the Corporation’s Board of Directors.

The undersigned duly elected secretary of OrangeSoda, Inc., a Nevada corporation, does hereby certify that the Board of Directors and stockholders of the corporation adopted the foregoing Amended and Restated Bylaws on the 4th day of November, 2009.

/s/ Derek Miner
Derek Miner
Secretary

WRITTEN ACTION
OF
THE SOLE SHAREHOLDER
IN LIEU OF A MEETING
OF
ORANGESODA, INC.

The undersigned, being the sole shareholder of OrangeSoda, Inc., a Nevada corporation (the “Corporation”), hereby adopts the following resolution:

Amending the Bylaws of OrangeSoda, Inc.

RESOLVED, that the Bylaws of the Corporation are hereby amended by deleting Article 3 Section 3.2 in its entirety and replacing it with the following:

Section 3.2 Number, Tenure, and Qualifications of Directors.  The authorized number of directors of the Corporation shall be one (1).  The director must be a natural person and need not be a shareholder of the Corporation.  The authorized number of directors may be changed by amendment of the Bylaws duly adopted by the sole shareholder.  The director shall hold office for the term for which such director was elected and until such director’s successor shall have been duly elected and qualified, or until the earliest of such director’s death, resignation, removal or disqualification.

Dated: May 31, 2012
DELUXE BUSINESS OPERATIONS, INC.

	By:	/s/ Anthony C. Scarfone
Anthony C. Scarfone
Secretary